Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Belvedere SoCal of our reports dated March 31, 2008 relating to our audit of the consolidated financial statements of Belvedere SoCal as of December 31, 2007 and for the period from January 17, 2007 (inception) to December 31, 2007 and the statements of operations and cash flows of Professional Business Bank for the period from January 1, 2007 to November 23, 2007 (the date the acquisition of Professional Business Bank by Belvedere SoCal was completed)  included in and incorporated by reference in the Annual Report on Form 10-K of Belvedere SoCal  for the year ended December 31, 2007.

We also consent to the reference to our firm under the caption "Experts" in such registration statement.

                                                                                                             /s/ Perry-Smith LLP
Sacramento, California
September 12, 2008